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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                     FIRST QUARTER ENDED
                                                               -------------------------------
PRIMARY                                                            1997               1996
                                                               -------------------------------
   Average common shares outstanding                            13,306,084         13,291,751
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method using
        average market price                                       239,532            316,913
                                                               -----------        -----------
TOTALS                                                          13,545,616         13,608,664
                                                               ===========        ===========

FULLY DILUTED
   Average common shares outstanding                            13,306,084         13,291,751
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method                                   239,532            338,730
                                                               -----------        -----------
TOTALS                                                          13,545,616         13,630,481
                                                               ===========        ===========


NET INCOME                                                     $ 2,157,000        $ 2,012,000
                                                               ===========        ===========

Earnings per common share and common share equivalents:

   Primary Net Earnings Per Share                              $      0.16        $      0.15
                                                               ===========        ===========

   Fully Diluted Net Earnings Per Share                        $      0.16        $      0.15
                                                               ===========        ===========


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